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Acquicor Technology Inc. and Jazz Semiconductor, Inc. Announce Jazz’s Third Quarter Results
Newport Beach, CA (November 16, 2006)

Acquicor Technology Inc. (AMEX: AQR) and privately held Jazz Semiconductor, Inc., an independent semiconductor foundry focused on specialty process technologies for the manufacture of analog and mixed-signal semiconductor devices, today jointly announced the financial results of Jazz Semiconductor, Inc. for the third quarter of fiscal 2006, which ended September 29, 2006.

Acquicor Technology Inc. and privately held Jazz Semiconductor, Inc. previously announced that, on September 26, 2006, they entered into a merger agreement under which Jazz Semiconductor will merge with a wholly owned subsidiary of Acquicor in an all-cash transaction valued at $260 million, subject to adjustment based on Jazz Semiconductor’s working capital and for possible future contingent payments.

Revenues and Profitability

For the first nine months of 2006, Jazz Semiconductor’s unaudited adjusted non-GAAP revenue and adjusted non-GAAP EBITDA (as defined below) were $173.9 million and $22.5 million, respectively.

Jazz Semiconductor’s adjusted non-GAAP revenue and adjusted non-GAAP EBITDA exclude a non-recurring, non-cash charge associated with the termination of a related party agreement that resulted in a decrease in revenue of $17.5 million and a decrease in cost of revenues of $1.2 million in the first nine months of 2006. This resulted in a non-recurring, net non-cash charge to operating loss and net loss of $16.3 million.

Jazz Semiconductor reported revenue in accordance with generally accepted accounting principles (GAAP) for the first nine months of 2006 of $156.4 million (including the net non-recurring, non-cash charge of $17.5 million associated with the termination of a related party agreement discussed above). Jazz Semiconductor also reported an unaudited operating loss and unaudited net loss for the first nine months of 2006 in accordance with GAAP of $15.9 million (also including the net non-cash charge of $16.3 million associated with the termination of a related party agreement discussed above). Unaudited depreciation and amortization expense for the first nine months of 2006 was $17.3 million.

The unaudited operating loss of $15.9 million includes stock compensation expense, management fees to The Carlyle Group and Conexant that will be discontinued upon closing of the merger, non-cash income associated with a legacy stock appreciation rights plan (SARS) that will be fully concluded at the end of December 2006, research and development expenses resulting from Jazz Semiconductor’s purchase of technology from Polar Fab in December 2005 that are also expected to be incurred through December 2006 and expenses related to Jazz’s abandoned initial public offering and pending merger with Acquicor. These charges totaled approximately $4.9 million in the aggregate.

Adjusted EBITDA is defined as operating loss, plus depreciation and amortization, plus the net one-time charge of $16.3 million and the $4.9 million in other charges described above. The following table reflects a reconciliation of operating loss to EBITDA and adjusted EBITDA:

($ in Thousands)	Nine months ended September 29, 2006(unaudited)

Operating Loss	($15,901)
Depreciation and Amortization	$17,256
One-Time Related Party Charge, net	$16,300
Other charges (*)	$4,855
Adjusted EBITDA	$22,510

(*) Other charges include: R&D expense related to the purchase of technology from Polar Fab, management fees, stock compensation expense, and income associated with legacy Stock Appreciation Rights and related warrants, and IPO and merger expense write-off and other non-operating income.

Jazz Semiconductor’s unaudited financial information included in this press release was prepared as a private company, and the adjusted revenue and adjusted EBITDA amounts and related calculations included in this press release may not be in accordance with U.S. GAAP and may not be in compliance with Regulation S-X and/or Regulation G.

About Jazz Semiconductor
Jazz Semiconductor is an independent wafer foundry primarily focused on specialty CMOS process technologies, including High Voltage CMOS, SiGe BiCMOS and RFCMOS for the manufacture of highly integrated analog and mixed-signal semiconductor devices. The company's specialty process technologies are designed for customers who seek to produce analog and mixed-signal semiconductor devices that are smaller and more highly integrated, power-efficient, feature-rich and cost-effective than those produced using standard process technologies. Jazz Semiconductor’s customers target the wireless and high-speed wireline communications, consumer electronics, automotive and industrial end markets. Jazz Semiconductor's executive offices and its U.S. wafer fabrication facilities are located in Newport Beach, CA. For more information, please visit http://www.jazzsemi.com

About Acquicor
Acquicor (AMEX: AQR) is a company formed by Gilbert F. Amelio, Ph.D., Ellen M. Hancock and Steve Wozniak for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more domestic and/or foreign operating businesses in the technology, multimedia and networking sectors. Acquicor raised gross proceeds of $172.5 million through its March 2006 initial public offering, and $164.3 million was placed in the trust account pending the completion of a business combination. Since the offering Acquicor has dedicated its resources to seeking and evaluating business combination opportunities. For more information, please visit http://www.acquicor.com.

Forward-looking Statements
This press release, and other statements Acquicor or Jazz Semiconductor may make, including statements about the benefits of the proposed merger, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to Acquicor’s and Jazz Semiconductor’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “expect,” “anticipate,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Forward-looking statements are based largely on expectations and projections about future events and future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. Acquicor’s or Jazz Semiconductor’s actual results could differ materially from those anticipated in forward-looking statements and you should not place any undue reliance on such forward looking statements. Factors that could cause actual performance to differ from these forward-looking statements include the risks and uncertainties disclosed in Acquicor’s and Jazz Semiconductor’s filings with the SEC. Acquicor’s and Jazz Semiconductor’s filings with the SEC are accessible on the SEC’s website at http://www.sec.gov. Forward-looking statements speak only as of the date they are made. In particular, the anticipated timing and benefits of the consummation of the merger is uncertain and could be affected by many factors, including, without limitation, the following: (1) the scope and timing of SEC and other regulatory agency review, (2) Jazz Semiconductor’s future financial performance and (3) general economic and financial market conditions.

Additional Information and Where to Find It

In connection with the proposed merger and required stockholder approval, Acquicor has filed with the SEC a preliminary proxy statement on schedule 14A. Acquicor intends to file with the SEC a definitive proxy statement which will be mailed to the stockholders of Acquicor. INVESTORS AND SECURITY HOLDERS OF ACQUICOR ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement will be mailed to the stockholders as of a record date to be established for voting on the proposed merger. Investors and security holders will be able to obtain free copies of the proxy statement, as well as other filed materials containing information about Acquicor, at www.sec.gov, the SEC’s website. Investors may also access the proxy statement and the other materials at www.acquicor.com, or obtain copies of such material by request to Acquicor’s Corporate Secretary at: Acquicor Technology Inc., 4910 Birch Street, #102, Newport Beach, CA 92660.

Acquicor and its officers and directors may be deemed to be participants in the solicitation of proxies from Acquicor's stockholders in favor of the adoption of the merger agreement and the approval of the merger. Information concerning Acquicor's directors and executive officers is set forth in the publicly filed documents of Acquicor. Acquicor stockholders may obtain more detailed information regarding the direct and indirect interests of Acquicor and its directors and executive officers in the merger by reading the preliminary proxy statement and the definitive proxy statement, once it is filed with the SEC.

ThinkEquity Partners LLC, CRT Capital Group LLC, Wedbush Morgan Securities, GunnAllen Financial, Inc., the underwriters in Acquicor’s initial public offering, and Paul A. Pittman, a consultant to Acquicor and formerly a partner of ThinkEquity Partners LLC, may be deemed to be participants in the solicitation of proxies from Acquicor’s stockholders in favor of the adoption of the merger agreement and the approval of the merger. Acquicor stockholders may obtain information concerning the direct and indirect interests of such parties in the merger by reading the preliminary proxy statement and the definitive proxy statement, once it is filed with the SEC.

Public & Investor Relations Contact:

Kate Sidorovich / Jon Avidor
Market Street Partners
Office: (415) 445-3236 / (415) 445-3234
Cell: (408) 242-8820
kate@marketstreetpartners.com
jon@marketstreetpartners.com

Media Contact:

For Jazz Semiconductor:
Lauri Julian
(949) 715-3049
l.julian@mediaconnectpr.com

For Acquicor:
Cheryl Reiss
Market Street Partners
(415) 445-3237
susan@marketstreetpartners.com